Exhibit 10.49

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into by and between Paul C. Farmer (“Executive”) and QlikTech Inc. (the “Company”), a Delaware corporation with a principal office located at 150 N. Radnor-Chester Rd., Suite E120, Radnor, PA 19087. Executive and the Company are also each referred to as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Executive was employed as an at-will employee of the Company pursuant to an Employment Agreement dated August 23, 2011 (“Employment Agreement”);

WHEREAS, the Parties desire to enter into this Agreement to conclude Executive’s employment with the Company and to resolve all matters between the Parties, including but not limited to Executive’s employment relationship with and separation from the Company; and

WHEREAS, the Parties acknowledge and agree that this Agreement is supported by valuable consideration and is entered into voluntarily by the Parties.

NOW, THEREFORE, in exchange for the mutual agreements set forth below, the Parties, intending legally to be bound, agree as follows:

1. End of Employment. The Parties agree that Executive’s last day of employment with the Company is the earlier of (a) the date Executive leaves employment and (b) June 15, 2013 (the “Last Date of Employment”) and that Executive’s right to Executive’s regular wages and benefits from the Company end on the Last Date of Employment. In the event Executive ends his employment with the Company prior to June 15, 2013, Executive agrees to provide a four week notice period prior to his Last Date of Employment which the Company may waive in its sole discretion.

2. Vacation Pay. Regardless of whether or not Executive signs this Agreement, the Company will pay Executive for the number of days of accrued but unused vacation time as of the Last Date of Employment in accordance with Company policy.

3. Severance Pay. Pursuant to Section 5 of the Employment Agreement, in exchange for the release set forth below and the other terms and conditions of this Agreement, the Company will provide Executive with the severance benefits set forth in this Section, which Executive acknowledges he would otherwise not be eligible to receive provided that on or before the Last Date of Employment, you have returned all Company property in your possession and resigned as a member of the Boards of Directors of the Company and all of its subsidiaries and affiliated entities, to the extent applicable:

(a)

The Company will pay Executive six (6) months of base salary in the gross amount of One Hundred Forty-Five Thousand Dollars ($145,000) (the “Severance Pay”). The Severance Pay shall: (i) be at Executive’s regular base pay rate at the end of employment ($12,083.33 per semi-monthly pay period); (ii) be paid in accordance with the Company’s payroll practices for its employees; (iii) be calculated less applicable withholdings for the payment of wages and such other deductions as may be authorized by Executive; and (iv) begin on the first regularly scheduled pay day that is at least five (5) business days following the Effective Date (as defined below).

(b)	Except as may be otherwise mutually agreed, the Company will pay Executive a pro-rated bonus based on the number of days worked by Executive during the 2013 fiscal/calendar year to the extent that applicable individual and Company performance goals are deemed by the Board to have been met for the applicable period. The amount of the bonus, if any, will be determined by the Company according to its regular practices and policies for calculating bonuses, less applicable withholdings, and will be paid to Executive at the same time as bonuses are paid to Company employees, on or before March 15, 2014.

(c)	If you elect to continue your health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), then the Company will pay the same portion of your monthly premium under COBRA as it pays for active employees until the earliest of (i) the close of the 6-month period following your Separation, (ii) the expiration of your continuation coverage under COBRA or (iii) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

4. No Other Payments or Benefits. Except for the payment(s) described above, Executive acknowledges and agrees that Executive is not entitled to any additional wages, payments, bonuses, incentive pay, commissions, compensation, severance pay, vacation pay, benefits, or consideration of any kind from the Company, provided that Executive shall not forfeit any vested 401(k), if any, and Executive shall not forfeit the potential right to continue certain health and welfare benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Executive acknowledges that, for purposes of COBRA, the date of Executive’s “qualifying event” will be the Last Day of Employment.

5. Proprietary Information, Assignment of Inventions and Non-Compete Agreement. Executive and the Company are parties to “Proprietary Information, Assignment of Inventions and Non-Compete Agreement” dated August 23, 2011 (the “Proprietary Information Agreement”). Executive acknowledges that: (a) during the course of Executive’s employment with the Company, the Company has disclosed to Executive (intentionally or inadvertently), or Executive may have otherwise obtained, confidential and proprietary information belonging to the Company; (b) during the course of Executive’s employment with the Company, Executive has acquired a considerable amount of knowledge and goodwill with respect to the Company’s business, which knowledge and goodwill are extremely valuable to the Company; and (c) it would be extremely detrimental to the Company if Executive used such confidential information, knowledge and goodwill to compete with the Company. Accordingly, Executive acknowledges and agrees that Executive will continue to be bound by the restrictive covenants in the Proprietary Information Agreement. Executive acknowledges that the restrictions set forth in the Proprietary Information

Agreement are reasonable and necessary to protect the Company’s legitimate business interests and its confidential and proprietary information. Thus, Executive agrees not to contest the general validity or enforceability of such restrictions.

6. Return of Property. Executive acknowledges and agrees that: (a) all Company materials, property, documents, files and data used, prepared, or collected by Executive as part of Executive’s employment with the Company, in whatever form, and (b) all Proprietary Information (as defined in the Proprietary Information Agreement) in any form that came into Executive’s possession, are and will remain the property of the Company. Executive represents and warrants that Executive on or before the Last Date of Employment will return to the Company all such property, documents, data and information in Executive’s possession or control, regardless of how stored or maintained, including all originals, copies and compilations and all information stored or maintained on computers, tapes, discs or any other electronic or other form of technology. If Executive should discover after the Last Day of Employment any property in any form that contains proprietary or confidential information (including but not limited to, proprietary or confidential information contained in electronic text, cloud, or e-mail systems in the Executive’s possession or control), Executive agrees to contact the Company immediately and inform it of the nature and location of the proprietary or confidential information so that the Company may arrange to remove, recover, or collect such information.

7. Full and General Release. In consideration of the benefits to be provided by the Company to Executive pursuant to this Agreement, which Executive acknowledges and agrees are good and sufficient consideration, Executive, for Executive, Executive’s heirs, executors, legal representatives, administrators, successors and assigns, hereby fully releases and discharges, to the fullest extent permitted by applicable law, the Company, and all of the Company’s subsidiary and affiliate companies, as well as such entities’ respective officers, directors, trustees, employees, agents, predecessors, successors and assigns (collectively, the “Releasees”), of and from any and all claims, actions, lawsuits, damages, and/or demands of any kind whatsoever, whenever or wherever they arose, known and unknown, including any alleged violation of Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Executive Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan), the Age Discrimination in Employment Act, the Family Medical Leave Act, the Immigration Reform and Control Act, the Americans with Disabilities Act, the Workers Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Sarbanes-Oxley Act of 2002, the Occupational Safety and Health Act, the Genetic Information Non-Discrimination Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, 43 P.S. §260.1 et seq., the Pennsylvania Equal Pay Law, 43 P.S. §336 et seq., all as amended; and any other federal, state or local law, rule, regulation, or ordinance; any and all state or local discrimination or wage payment laws, to the extent permitted by law; any public policy, contract, tort, defamation, constitutional or common law claims; and any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters. The Parties expressly agree that this release is and shall continue to be enforceable regardless of whether there is any subsequent dispute between the Parties concerning any alleged breach of this Agreement.

8. ADEA and OWBPA Release. Executive agrees and understands that the release above includes, but is not limited to, all claims under the Age Discrimination and Employment Act, 29 U.S.C. § 621, et seq., as amended (“ADEA”), the Older Worker Benefit Protection Act (“OWBPA”) and any other state or local laws concerning age discrimination, which may have arisen prior to the date of this Agreement. Executive acknowledges that:

(a)	Executive is advised by the Company to consult with an attorney before signing this Agreement;

(b)	Executive has been informed and understands that the Executive has a period of twenty-one (21) calendar days after receipt of this Agreement and Release to consider this Agreement before the Company’s offer automatically expires (unless revoked earlier by the Company);

(c)	Executive either took advantage of the 21-day consideration period to consider this Agreement or voluntarily elected to sign this Agreement without coercion from the Company prior to the expiration of the 21 day time period; and

(d)	Executive understands that any rights or claims arising under ADEA after the date this Agreement is signed are not being released or discharged by this Agreement.

9. Effective Date. Executive acknowledges that, if he so chooses, he shall have seven (7) calendar days (the “Revocation Period”) after signing this Agreement to revoke this Agreement. If Executive elects to revoke this Agreement, he shall give written notice of such revocation to Deborah Lofton, QlikTech Inc., 150 N. Radnor-Chester Rd., Suite E220, Radnor, PA 19087, in such a manner that it is actually received within the seven-day period. This Agreement shall not become effective or enforceable until the first day following the Revocation Period (the “Effective Date”). Executive understands that if Executive revokes this Agreement, Executive will not be entitled to receive the payments and benefits offered by the Company in Section 3.

10. Agreement Confidential. The Parties agree that the terms of this Agreement shall remain confidential. Executive shall not reveal the existence or the terms and conditions to anyone, except as provided below, including current or former employees of the Company. The Parties, however, agree that: (a) the Company may disclose the terms of this Agreement to its officers, directors and management level employees, to professionals representing the Company, and to the Company’s insurance agents and carriers on a need to know basis; and (b) Executive may disclose the terms of this Agreement to Executive’s spouse, children, accountant or tax return preparer and attorney, provided that such third parties do not disclose the terms of this Agreement to anyone. In addition, the Parties agree that they are permitted to disclose the terms of this Agreement as required by law or valid legal process and to the IRS and other applicable departments of taxation, if necessary.

11. Non-Disparagement. Executive agrees not to make any oral or written representations, statements or other communications whatsoever, which in any way negatively or disparagingly refer or relate to the Company, including the Company’s parents, divisions, subsidiaries, and affiliates, the Company’s principals, officers, employees, agents, representatives, insurers, and fiduciaries, and the Company’s products, services and business practices. Nothing in this paragraph shall be deemed to prevent Executive from providing truthful information in response to an investigation by a duly authorized governmental agency or in response to legal proceedings. The Company agrees to provide a reference to be set forth on Exhibit B as mutually agreed.

12. No Re-employment. Executive agrees that Executive will not knowingly apply for or seek employment with the Company or any of its affiliates, predecessors, successors, parent companies, subsidiaries or any other business entities in which the Company may now or in the future have an ownership interest. If Executive seeks employment with the Company or any of its affiliates, predecessors, successors, parent companies, subsidiaries or any other business entities in which the Company may now or in the future have an ownership interest, and is hired, it is hereby acknowledged that the Company has a legitimate and valid reason to discharge Executive as part of the consideration received from the Company in connection with this Agreement.

13. No Admissions and Voluntary Agreement. This Agreement does not constitute any admission by the Company or the Releasees of any violation by them of any contract, agreement, plan, statute, ordinance, constitutional provision or other law. Executive acknowledges that Executive has carefully read this Agreement, that Executive knows and understands the contents of this Agreement, that Executive has had ample opportunity to review the terms of this Agreement, that Executive is under no pressure to sign this Agreement, and that Executive executes this Agreement of Executive’s own free will. Executive further acknowledges that the Company has no prior legal obligation to provide the payments that it is providing to Executive in exchange for the agreements, releases and covenants of Executive under this Agreement.

14. Governing Law, Forum Selection, Jurisdiction. The Parties agree that this Agreement shall be governed by and construed in accordance with the internal laws and judicial decisions of the Commonwealth of Pennsylvania, except as superseded by federal law, without regard to otherwise applicable conflict of law rules. In addition, Executive agrees that any claim against Executive arising out of or relating in any way to this Agreement or any other matter (including any and all discrimination and harassment claims brought under federal, state, or local anti-discrimination laws) shall be brought exclusively in the federal and state courts of Pennsylvania, and in no other forum. Executive hereby irrevocably consents to the jurisdiction of federal and state courts in such jurisdiction for the purpose of adjudicating any claims between the Parties, and Executive irrevocably consents to service by mail or a nationally recognized overnight carrier for any such dispute.

15. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of Executive and the Company, and their respective successors, assigns, heirs and personal representatives. No waiver of any breach of this Agreement shall operate or be construed as a waiver of any subsequent breach by any Party. No waiver shall be valid unless in writing and signed by the party waiving any particular provision. If any provision of this Agreement is deemed invalid or unenforceable, the validity of the other provisions of this Agreement shall not be impaired. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matters contained herein and supersedes any and all prior and contemporaneous agreements, representations, promises, inducements and understandings of the Parties.

16. Additional Release. As a condition to Employee’s receipt of Severance Pay as provided for in Section 3 of this Agreement, Employee shall execute and deliver the Release attached hereto as Exhibit A to Deborah Lofton at the Company within twenty-one (21) days of the Last Date of Employment.

IN WITNESS WHEREOF, the undersigned hereto have executed this Separation Agreement and General Release as of the dates set forth below.

Executed and accepted by the Company, this the 28th day of February, 2013.

QlikTech Inc.

By:	/S/ LARS BJÖRK
	Name:	Lars Björk
	Title:	CEO

Executed and accepted by Executive, this the 28th day of February, 2013.

Executive:

/S/ PAUL FARMER
Paul C. Farmer

NOT TO BE SIGNED UNTIL THE LAST EMPLOYMENT DATE

EXHIBIT A: GENERAL RELEASE

In consideration of the receipt of the payments and benefits to be provided by QlikTech, Inc. (the “Company) to Paul C. Farmer (“Executive”), pursuant to the Separation Agreement between the parties, and other good and valuable consideration, the receipt and sufficiency of which Executive hereby acknowledges, Executive does hereby release and forever discharge the Company, including its parents, subsidiaries and affiliates, and their present and former directors, officers, managers, partners, agents, representatives, employees, predecessors, successors and assigns, from any and all actions, causes of action, covenants, contracts, claims and demands whatsoever, arising prior to the date of the execution of this General Release, which Executive ever had or now has or which his heirs, executors, administrators and assigns may have, including but not limited to claims related to his employment and/or the termination of his employment with the Company effective June 15, 2013.

By signing this General Release, Executive is providing a complete waiver of all rights and claims, that may have arisen, whether known or unknown, up until the time this Release is signed. This includes, but is not limited to, claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Genetic Information Nondiscrimination Act, the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law, the Pennsylvania Wage Payment and Collection Law, and any other applicable fair employment laws or any common law, public policy, contract (whether oral or written, express or implied) or tort law, and any other local, state or federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of Executive’s employment and the cessation thereof.

Executive has been given twenty-one (21) days to review this General Release and to determine whether to sign it. Executive has been advised to consult with an attorney of his own choosing prior to signing this General Release. Executive is signing this Release knowingly, voluntarily and with full understanding of its terms and effects, and Executive voluntarily accepts the consideration referred to above for the purpose of making full and final waiver and release of all rights and claims referred to above. Executive acknowledges that he has not relied on any representations or statements not set forth in this General Release. Executive further understands that he has seven (7) days after signing this General Release in which to revoke his signature. Executive understands that if he revokes his signature, the payments and benefits referred to above will not be made.

This General Release will be governed by and construed in accordance with the State and Federal laws applicable in the Commonwealth of Pennsylvania. If any provision in this General Release is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included.

IN WITNESS WHEREOF, Executive has executed this General Release this 15th day of June, 2013.

/S/ PAUL FARMER
Paul C. Farmer

/S/ DEBORAH C. LOFTON
Witness:

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